Exhibit 10.13

ELEVENTH AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

WHEREAS, Entegris, Inc. (the “Principal Sponsor”) has heretofore established and maintains a 401(k) and profit sharing plan which was amended and restated in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN (2005 Restatement),” as amended (collectively, the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.

NOW, THEREFORE, The Plan Statement is hereby amended as follows:

1.	MATCHING CONTRIBUTION REINSTATEMENT. Effective as of January 1, 2010 or as soon thereafter as administratively and legally feasible, Sections 3.3.1 and 3.3.2 of the Plan Statement shall be amended to read in full as follows:

3.3.1. Amount and Eligibility. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Employer Matching Account an amount which will equal one hundred percent (100%) of the amount of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of reduction in Recognized Compensation for each pay period which was agreed to by the Participant pursuant to a Retirement Savings Election. Such Employer matching contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.2. Matching Contributions Determined on an Annual Basis. If the matching contributions made with respect to any Participant for the Plan Year are less than one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of reduction in Recognized Compensation for such Plan Year, then the Employer shall make an additional matching contribution to the Plan so that the total matching contributions with respect to such Participant for such Plan Year will equal one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of the Participant’s reduction in Recognized Compensation for such Plan Year.

2.	CONFORMING CHANGES. Wherever the amount of Employer Matching Contributions is set forth in the Plan Statement, such language shall be amended to read in full as follows: “one hundred percent (100%)

of the first three percent (3%) and fifty percent (50%) of the amount of the next two percent (2%) of reduction in Recognized Compensation for such Plan Year.”

3.	SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.